As filed with the Securities and Exchange Commission on June 21, 2007

Registration No. 333-14220
Registration No. 333-14220-01

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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POST-EFFECTIVE AMENDMENT NO. 4 TO FORM F-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
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Imperial Chemical Industries PLC	ICI Wilmington Inc.
(Exact name of Registrant as Specified in its Charter)	(Exact name of Registrant as Specified in its Charter)
England and Wales	Delaware
(State or Other Jurisdiction of Incorporation or Organization)	(State or Other Jurisdiction of Incorporation or Organization)
13-2998099 (I.R.S. Employer Identification Number)	13-6137538 (I.R.S. Employer Identification Number)
20 Manchester Square London W1U 3AN England (Tel: 011-44-(0)20-7834-4444) (Address and Telephone Number of Registrant's Principal Executive Offices)	1000 Uniqema Blvd. Building L-14 New Castle Wilmington, Delaware 19720 (Tel: (302) 574 3075) (Address and Telephone Number of Registrant's Principal Executive Offices)

Steven M. Bradford
Vice President and Regional General Counsel – The Americas
ICI Group
10 Finderne Avenue
Bridgewater, NJ 08807
(908) 203-2859
(Name, Address and Telephone Number of Agent for Service)

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Copies to:

David M. Wells, Esq. Davis Polk & Wardwell 99 Gresham Street London EC2V 7NG, England Telephone: 011-44-(0)20-7418-1300

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Approximate date of commencement of proposed sale to the public:
If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box	☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box	☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering
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If the Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering
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If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box	☐
This Post-Effective Amendment shall become effective in accordance with Section 8(c) of the Securities Act of 1933, on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(c), may determine.

Imperial Chemical Industries PLC (the “Registrant”) and ICI Wilmington Inc. filed with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form F-3 on December 21, 2001 (Reg. No. 333-14220), as amended by Post-Effective Amendment No. 1 to Form F-3 filed with the SEC on January 31, 2002, Post-Effective Amendment No. 2 to Form F-3 filed with the SEC on Feb. 5, 2002, and Post-Effective Amendment No. 3 to Form F-3 filed with the SEC on May 1, 2002 (together, the “Registration Statement”), which registered guaranteed debt securities, warrants to purchase debt securities, ordinary shares, rights to purchase ordinary shares, and preference shares, issuable from time to time by the Registrant or ICI Wilmington Inc. The Registrant and ICI Wilmington Inc. have resolved to terminate the offering of any unsold securities made under the Registration Statement, such termination to be effective as of June 21, 2007.  Pursuant to the undertaking of the Registrant and ICI Wilmington Inc. contained in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering, the Registrant and ICI Wilmington Inc. are filing this Post-Effective Amendment No. 4 to deregister all the guaranteed debt securities, warrants to purchase debt securities, ordinary shares, rights to purchase ordinary shares, and preference shares, issuable from time to time by the Registrant or ICI Wilmington Inc., as remain unissued as of the termination of this offering on June 21, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, ICI Wilmington Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bridgewater, State of New Jersey, on June 21, 2007.

ICI WILMINGTON INC.

By: /s/ Steven M. Bradford Name: Steven M. Bradford Title: Director and Vice President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints George St John Turner and Andrew M. Ransom (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the Securities Act of 1933 (the “Securities Act”), and any rules, regulations and requirements of the Securities and Exchange Commission (the “Commission”) in connection with the registration under the Securities Act of the securities and any securities or Blue Sky law of any of the states of the United States of America in order to effect the registration or qualification (or exemption therefrom) of the said securities for issue, offer, sale or trade under the Blue Sky or other securities laws of any of such states and in connection therewith to execute, acknowledge, verify, deliver, file and cause to be published applications, reports, consents to service of process, appointments of attorneys to receive service of process and other papers and instruments which may be required under such laws, including specifically, but without limiting the generality of the foregoing, the power and authority to sign his name in his capacity as an Officer or Director of ICI Wilmington Inc. and/or such other form or forms as may be appropriate to be filed with the Commission or under or in connection with any Blue Sky law or other securities laws of any state of the United States of America or with such other regulatory bodies and agencies as any of them may deem appropriate in respect of the securities to any and all amendments, including post-effective amendments, to the Registration Statement and to any and all instruments and documents filed as part of or in connection with the Registration Statement.

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

ICI WILMINGTON INC.

Signature	Title	Date

/s/ Philip Gillett Philip Gillett	Chairman and Director	June 21, 2007
/s/ R. John Forrest R. John Forrest	President (Chief Executive) and Director	June 21, 2007
/s/ Steven M. Bradford Steven M. Bradford	Director	June 21, 2007
/s/ R. Timothy Brownlee R. Timothy Brownlee	Treasurer (Chief Financial Officer) (Principal Accounting Officer) and Director	June 21, 2007

/s/ Ian Ladd Ian Ladd	Director	June 21, 2007

/s/ Steven M. Bradford Steven M. Bradford	Authorized Representative in the United States	June 21, 2007

          Pursuant to the requirements of the Securities Act of 1933, Imperial Chemical Industries PLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England, on June 21, 2007.

IMPERIAL CHEMICAL INDUSTRIES PLC

By: /s/ A. M. Ransom Name: A. M. Ransom Title: General Counsel and Company Secretary

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints George St John Turner and Andrew M. Ransom (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the Securities Act of 1933 (the “Securities Act”), and any rules, regulations and requirements of the Securities and Exchange Commission (the “Commission”) in connection with the registration under the Securities Act of the securities and any securities or Blue Sky law of any of the states of the United States of America in order to effect the registration or qualification (or exemption therefrom) of the said securities for issue, offer, sale or trade under the Blue Sky or other securities laws of any of such states and in connection therewith to execute, acknowledge, verify, deliver, file and cause to be published applications, reports, consents to service of process, appointments of attorneys to receive service of process and other papers and instruments which may be required under such laws, including specifically, but without limiting the generality of the foregoing, the power and authority to sign his name in his capacity as an Officer or Director of Imperial Chemical Industries PLC and/or such other form or forms as may be appropriate to be filed with the Commission or under or in connection with any Blue Sky law or other securities laws of any state of the United States of America or with such other regulatory bodies and agencies as any of them may deem appropriate in respect of the securities to any and all amendments, including post-effective amendments, to the Registration Statement and to any and all instruments and documents filed as part of or in connection with the Registration Statement.

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

IMPERIAL CHEMICAL INDUSTRIES PLC

Signature	Title	Date

/s/ Peter B. Ellwood Peter B. Ellwood	Chairman	June 21, 2007
/s/ John D. G. McAdam John D. G. McAdam	Chief Executive	June 21, 2007
/s/ Alan J. Brown Alan J. Brown	Chief Financial Officer	June 21, 2007
/s/ David C. M. Hamill David C. M. Hamill	Director	June 21, 2007
/s/ Rt. Hon. Lord Butler Rt. Hon. Lord Butler	Senior Independent Director	June 21, 2007
/s/ Richard N. Haythornthwaite Richard N. Haythornthwaite	Non-Executive Director	June 21, 2007

/s/ Nigel Cribb Nigel Cribb	Group Financial Controller (Principal Accounting Officer)	June 21, 2007

/s/ Steven M. Bradford Steven M. Bradford	Authorized Representative in the United States	June 21, 2007